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                                                                     Exhibit 5.1

February 28, 2006

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
Focus Media Holding Limited                               DIRECT LINE: 2842 9530
Century Yard, Cricket Square, Hutchins Drive,             E-MAIL:      rjhall@cdp.bm
P.O. Box 2681GT, George Town,                             OUR REF:     RH/M#(D#209426)
Grand Cayman,                                             YOUR REF:
British West Indies
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Dear Sirs

FOCUS MEDIA HOLDING LIMITED (THE "COMPANY")

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form S-8 filed with the Securities and Exchange Commission (the "Commission") on February 28, 2006 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the "Securities Act") of 44,251,830 common shares, par value US$0.00005 per share (the "Common Shares"), issuable
(i) as to 25,208,200 Common Shares, pursuant to the share option plan of the Company adopted on 1(st) June, 2003 ("2003 Plan") and (ii) as to 19,043,630 Common Shares pursuant to the Share Option Plan of the Company adopted on 30(th) May, 2005 (the "2005 Plan" and, together with the 2003 Plan, the "Plans", which terms do not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined copies of the draft Registration Statement and the Plans. We have also reviewed the amended and restated memorandum and articles of association of the Company, each certified by a director of the Company on 24(th) January, 2006, a certificate of good standing issued by the Registrar of Companies in relation to the Company on 20(th) February, 2006, the results of our searches against the Company at the Companies Registry conducted on 24(th) January, 2006 (as updated on both 1(st) and 27(th) February, 2006) and Grand Court in the Cayman Islands conducted on 24(th) January, 2006 (as updated on both 1(st) and 27(th) February, 2006), and unanimous written resolutions of the board of directors of the Company dated 3(rd) February, 2006 (together, the "Minutes") and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.
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We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Plans and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) that, upon the issue of any Common Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (g) that on the date of issuance of any of the Common Shares the Company will have sufficient authorised but unissued common shares, and (h) that on the date of issuance of any award under the Plans, the Company will be able to pay its liabilities as they become due.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Common Shares by the Company pursuant to the Plans and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing under the laws of the Cayman Islands and is validly existing as an exempted company and in good standing (meaning that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2. When issued and paid for in accordance with the terms of the respective Plans, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.



Yours faithfully,

/s/ Conyers Dill & Pearman
CONYERS DILL & PEARMAN

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